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                                                                   Exhibit 10.57

                        AMENDMENT TO EMPLOYMENT AGREEMENT

To:               Edward W. Stefanko
                  President and CEO of EDL

From:             Krishan J. Joshi
                  Chairman and CEO of Paravant Inc.

Reference:        Our negotiation this date of your resignation

Date:             January 14, 2000

Your resignation will be effective no later than January 21, 2000, with your signature on this settlement agreement.

1.   EDL/Paravant will continue to pay your salary and certain benefits.

     a.  An annual salary of $169,300 until March 31, 2002.
     b. A non-qualified deferred compensation (funded) of 40% of your salary, which is $67,720 based upon current plan.
     c. Current personal leave balance earned as of January 14, 2000, maximum of 14 days, will be paid as a lump sum at the time of your resignation.
     d.  Continued premiums for life insurance of $169,300 (1 x your salary).
     e. Continuation of health care coverage for employee and spouse until March 31, 2002, after which you shall be covered for as long as you remain qualified under the special amendment to Plan No. 501.

     Note: Payment of the above will be treated as if Edward W. Stefanko remains an employee.

2. Your participation in the earn-out, if any, under the Acquisition Agreement will remain unaffected by the termination of your employment.

3. You agree not to bring any action against Paravant based on the original employment agreement.

We intend to appoint Brian Kirby as President and CEO of EDL next week, and we appreciate your recommendation of key employees.

/s/      Edward W. Stefanko                                   1-14-2000
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Edward W. Stefanko, President and CEO of EDL                     Date